Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements of our reports dated February 18, 2022, relating to the financial statements of The Allstate Corporation, and the effectiveness of The Allstate Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 2021.

Form S-3 Registration Statement Nos.	Form S-8 Registration Statement Nos.
333-255698	333-04919
333-40283
333-134243
333-175526
333-188821
333-200390
333-218343
333-228490
333-228491
333-228492
333-231753

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 18, 2022